Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-96929 and 333-127340) of our report dated January 31, 2008 with respect to the consolidated financial statements and schedule of Magal Security Systems Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2007.

Mexico, D F	/s/ Hector Bautista
Salles, Sainz - Grant Thornton, S. C.
June 25, 2008	By: Hector Bautista